UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2009

Smartmetric, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-118801 (Commission File Number)	05-0543557 (I.R.S. Employer Identification No.)

1150 Kane Concourse, Suite 400 Bay Harbor Islands, FL 33154 (Address of principal executive offices) (zip code)

(305) 495-7190 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                       Entry into a Material Definitive Agreement
Item 3.02                      Unregistered Sale of Equity Securities

 On December 11, 2009, Smartmetric, Inc. (the “Company”) entered into an Assignment and Assumption Agreement (“Assignment Agreement”) with Applied Cryptology, Inc. (the “Assignor”) pursuant to which the Assignor assigned all or its rights, title and interest to certain technology which is the subject of a Patent Cooperation Treaty Application filed on February 18, 2000 with the United States Patent and Trademark Office, and originally the subject of an application filed on February 18, 1999 with the Australian Patent and Trademark Office and the recipient of a patent from the United States Patent and Trademark office, dated December 4, 2001, including adaptations, derivatives of, and current and future technological developments thereto (the “Patent”) to the Company.  In consideration for the assignment of the Patent, the Company issued the Assignor 200,000 shares of the Company’s Series B preferred stock (the “Series B Preferred Stock”).

Each share of Series B Preferred Stock shall be entitled to vote on any matter with the holders of common stock voting together as one (1) class.  The Series B Preferred Stock has a liquidation preference of $5.00 per share and shall be entitled to receive dividends or other distributions with the holders of the common stock of the Company on an as converted basis, when, as, and if declared by the board of directors.  Each share of Series B Preferred Stock is convertible, at the option of the holder, into fifty (50) shares of common stock after delivering to the Company a third party valuation of the Patent conducted by a nationally qualified accounting firm or IP law firm mutually agreement upon by the Company and Assignor indicating that the Patent is valued at $1,000,000 or higher.

In connection with the Assignment Agreement, on December 11, 2009, the Company and Assignor entered into an option agreement pursuant to which the Company agreed to grant Assignor an option to purchase the Patent from the Company for 100,000 shares of the Company’s Series B Preferred Stock, only in the event that Company fails to generate at least $1,000,000 in gross revenues attributable to the Patent at the conclusion of 24 months from the date of Assignment Agreement.

The issuance of the shares of Series B Preferred Stock were made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2009, the Company entered into an employment agreement (the “Agreement”) with Colin Hendrick, the Company’s Chief Executive Officer (“Executive”).  Pursuant to the terms of the Agreement, the Company will employ Executive for a period of three (3) years from the date of the Agreement provided that such term may be renewed by the mutual written agreement of Company and Executive for additional consecutive one (1) year terms.  Executive is to receive an annual base salary of $170,000 a year.  Executive is entitled to receive certain bonuses to be determined based on performance criteria set forth by a committee of the Board of Directors.  Executive is entitled to participate in any and all benefit plans, from time to time, in effect for senior management, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.  Executive’s employment with the Company may be terminated at any time, with cause or good reason, as such terms are defined in the Agreement.  In the event that Executive’s employment is terminated by the Company, Company shall pay the first twelve (12) months of COBRA premiums for Executive’s coverage under the Company’s group medical insurance plan.  During the term of his employment and for a period of five years thereafter, Executive will be subject to non-competition and non-solicitation provisions, subject to standard exceptions.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, a copy of which are attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreement for a complete understanding of the terms and conditions associated with these transactions.

Item 5.03                      Amendment to Articles of Incorporation or Bylaws.

Effective December 11, 2009, the Company filed a certificate of amendment to its articles of incorporation pursuant to which the Company changed its authorized capital stock to now consist of 205,000,000 shares, consisting of 200,000,000 shares of common stock, $0.001 par value and 5,000,000 shares of preferred stock, $0.001 par value.  The preferred stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

On December 11, 2009, the Company filed a certificate of designation with the Secretary of State of Nevada whereby it designated 500,000 shares of preferred stock as Series B Preferred Stock.  Such shares of Series B Preferred Stock have such terms as set forth in Item 1.01 above.

A copy of the Certificate of Amendment to the Articles of Incorporation is attached hereto as Exhibit 3.1.  A copy of the Certificate of Designation for the Series B Preferred Stock is attached hereto as Exhibit 3.2.

Item 9.01                      Financial Statements and Exhibits

3.1	Certificate of Amendment to the Articles of Incorporation filed with the Nevada Secretary of State on December 11, 2009

3.2	Certificate Designation for the Series B Preferred Stock filed with the Nevada Secretary of State on December 11, 2009

99.1	Assignment and Assumption Agreement, dated December 11, 2009, by and between Smartmetric, Inc. and Applied Cryptology, Inc.

99.2	Option Agreement, dated December 11, 2009 by and between Smartmetric, Inc. and Applied Cryptology, Inc.

99.3	Employment Agreement, dated December 11, 2009, by and between Smartmetric, Inc. and Colin Hendrick

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2009	SMARTMETRIC, INC.

By: /s/ Colin Hendrick
Name: Colin Hendrick
Title: Chief Executive Officer